Exhibit 32

CERTIFICATION

In connection with the Quarterly Report of EQT Corporation ("EQT") on Form 10-Q for the period ended June 30, 2022, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned certify pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to their knowledge:

(1)    The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of EQT.

/s/ Toby Z. Rice	July 28, 2022
Toby Z. Rice
President and Chief Executive Officer

/s/ David M. Khani	July 28, 2022
David M. Khani
Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to EQT and will be retained by EQT and furnished to the Securities and Exchange Commission or its staff upon request.